Exhibit 1.01

SolarEdge Technologies, Inc.

Conflict Minerals Report
For the calendar year ended December 31, 2015

1.  Introduction

SolarEdge Technologies, Inc., together with its wholly-owned subsidiaries (“SolarEdge” or the “Company,” “we,” “our” or “us”), has prepared this Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and the requirements of Form SD (collectively, the “Rule”).

We have invented an intelligent inverter solution that has changed the way power is harvested and managed in a solar PV system. Our direct current (“DC”) optimized inverter system maximizes power generation at the individual PV module level while lowering the cost of energy produced by the solar PV system and providing comprehensive and advanced safety features. Our system consists of our power optimizers, inverters and cloud based monitoring platform and addresses a broad range of solar market segments, from residential solar installations to commercial and small utility  scale solar installations. Since we began commercial shipments in 2010, we have shipped approximately 2.9 gigawatts (“GW”) of our DC optimized inverter systems and our products have been installed in solar PV systems in 91countries, as of March 31, 2016.

Our systems allow for superior power harvesting and module management relative to traditional inverter systems by deploying power optimizers at each PV module while maintaining a competitive system cost by keeping the AC inversion and grid interaction centralized using a simplified DC AC inverter. The entire system is monitored through our cloud based monitoring platform that enables reduced system operation and maintenance (“O&M”) costs. Our system enables each PV module to operate at its own maximum power point (“MPP”), rather than a system wide average, enabling dynamic response to real world conditions, such as atmospheric conditions, PV module aging, soiling and shading and offering improved energy yield relative to traditional inverter systems. In addition to higher efficiency, our system’s installed cost per watt is competitive with traditional inverter systems of leading manufacturers and generally lower than comparable microinverter systems of leading manufacturers. Furthermore, our architecture allows for complex rooftop system designs and enhanced safety and reliability. Our technology and system architecture were protected by 69 awarded patents and 107 patent applications filed worldwide as of March 31, 2016.

We were founded in 2006 and began commercial shipments in 2010. As of March 31, 2016, we have shipped approximately 11 million power optimizers and 450,000 inverters. We estimate that more than 231,000 installations, many of which may include multiple inverters, are currently connected to, and monitored through, our cloud based monitoring platform.

2.  Overview; Applicability of Conflict Minerals Rule to SolarEdge

SolarEdge has performed an internal assessment and determined that certain Conflict Minerals are necessary to the functionality or production of our products. Accordingly, for the purposes of this assessment, all of the products that were in production in the calendar year 2015 were considered (the “Covered Products”).

SolarEdge is several levels removed from the mining of minerals (Conflict Minerals or otherwise). We also do not make purchases of raw ore or unrefined minerals and make no purchases in the Democratic Republic of Congo (“DRC”) or an adjoining country (together, the “covered countries”). SolarEdge therefore has limited influence over the sourcing of the necessary Conflict Minerals in the products that it manufactures or contracts to manufacture (we sometimes refer herein to these products that contain necessary Conflict Minerals as “in-scope products”). In addition, due to its position in the supply chain, SolarEdge depends upon its suppliers for information concerning the origin of the Conflict Minerals contained in its in-scope products. However, through the efforts described in this Conflict Minerals Report, SolarEdge seeks to ensure that its suppliers source responsibly. Minerals including tantalum, tin, tungsten and gold (“3TG”) are classified as “Conflict Minerals” and are necessary to the functionality or production of certain products that we manufacture or contract to manufacture. As such, we are subject to the Rule with respect to those necessary Conflict Minerals. The Rule requires us to conduct in good faith a reasonable country of origin inquiry (“RCOI”) into those necessary Conflict Minerals to determine whether they originated in the covered countries or are from recycled or scrap sources. If, as a result of our RCOI procedures, we know that any of our necessary Conflict Minerals originated in a covered country and are not from recycled or scrap materials, or if we have reason to believe that our necessary Conflict Minerals may have originated in a covered country and have reason to believe that they may not be from recycled or scrap sources, then we are required to exercise due diligence to determine the source and chain of custody of such Conflict Minerals to conclude if they are DRC conflict free or not.

3.  Description of Product Identification and RCOI Processes

We have concluded that, during the 2015 calendar year, we have manufactured and contracted to manufacture products containing certain Conflict Minerals. As such, we conducted an RCOI process to determine whether any of the Conflict Minerals originated, or may have originated, in the covered countries and whether such Conflict Minerals originated from recycled or scrap sources.

We conducted an assessment to determine which of our direct suppliers may be providing components of our products that are likely to contain Conflict Minerals. We employed a collaborative process to identify the applicable list of components and suppliers to focus our efforts, consulting with members of our supply chain department including suppliers, senior management and other individuals familiar with the manufacturing and component sourcing processes. We verified with such personnel that the population of components and suppliers was complete and comprehensive for our 2015 products. We then identified the list of suppliers that we directly procured materials from (“tier one” or “direct” suppliers) to survey. This list includes suppliers that supplied components to our third-party equipment manufacturers on our behalf and those suppliers from whom we purchased components directly, all between January 1, 2015 and December 31, 2015.

We used a Conflict Minerals Reporting Template (the “CMRT” or the “Template”), which was developed by Conflict-Free Sourcing Initiative’s (CFSI) to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. Our RCOI consisted of surveying tier one suppliers confirmed to have supplied products or components to us that contain Conflict Minerals that are used to manufacture our products.

SolarEdge identified 290 suppliers (the “Suppliers”) that provided components for products manufactured during the calendar year 2015. Of those Suppliers, SolarEdge’s outreach was to 266 Suppliers that provided components, parts or products that SolarEdge determined contained or potentially contained necessary Conflict Minerals. In connection with its scoping determination, SolarEdge reviewed product specifications, supply chain records and bills of material, made internal engineering and supplier inquiries, commissioned an independent third-party consultant and made use of other information known to it regarding the materials composition of its products.

4.  Reasonable Country of Origin Inquiry (RCOI)

As required by the Rule, SolarEdge conducted a “reasonable country of origin inquiry” with respect to calendar year 2015. Our outreach included 266 suppliers (the “Suppliers”) that provided components, parts or products that SolarEdge determined contained or potentially contained necessary Conflict Minerals incorporated into products manufactured by us. In connection with this examination, SolarEdge reviewed product specifications, supply chain records and bills of material, made internal engineering and supplier inquiries and utilized other information known to us regarding the materials composition of our products.

In order to identify the source of those components, parts and products, SolarEdge sent letters to its suppliers, informing them of the Rule and SolarEdge's policy on Conflict Minerals, asking them to comply with the Rule. We also requested suppliers to use the last CMRT revision for their compliance declaration (version 4.01) as a method to query and transmit sourcing information along the supply chain. The CMRT includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. The total number of Suppliers who delivered satisfactory CMRT was 129.

We compared the smelters and refiners identified in the surveys against the lists of facilities which have received a conflict free designation by the Conflict-Free Smelter Program (“CFSP”), a program of CFSI, or other independent third-party audit program. We rely on the CFSP as an independent third-party audit solution through which mineral sources are identified and independently evaluated.

When Suppliers provided us with chain surveys containing incomplete or potentially inaccurate information, we followed up with such Suppliers to seek additional clarifying information. Unresponsive suppliers were contacted on a regular basis both by email and manual outreach.

For 2015, SolarEdge identified 516 smelters and refiners that processed or may have processed the necessary Conflict Minerals contained in our in-scope products, as described in the Smelter and Refiner list attached as Annex A, as well as in the Country of Origin Information attached as Annex B.

Pursuant to the Conflict Minerals Rule, based on the results of its reasonable country of origin inquiry, SolarEdge was required to conduct due diligence for 2015. Because we were unable to identify the source of all products in our supply chain, our reasonable country of origin inquiry utilized the same processes and procedures as our due diligence. These processes and procedures are described below.

Due Diligence

Design of Due Diligence

SolarEdge utilizes due diligence measures relating to Conflict Minerals that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Second Edition 2013) (the “OECD Guidance”). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Our Conflict Minerals due diligence process includes: the development of a Conflict Minerals Policy, establishment of a governance charter with cross-functional team members and senior executives, communication to, and engagement of, suppliers, due diligence compliance process and measurement, record-keeping and escalation procedures. We report to the Audit Committee and the Board of Directors with respect to our due diligence process and compliance obligations. Selected elements of our program design are discussed below.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems

SolarEdge's Code of Conduct defines the company's overall principles and commitment towards legal compliance, ethical conduct, human rights, anti-corruption work and environmental protection. These high expectations extend to SolarEdge's partners, subcontractors and suppliers, whom we encourage to strive beyond merely fulfilling legal compliance. SolarEdge has adopted a conflict mineral policy which provides further clarification to the principles of the Code of Conduct and SolarEdge's human rights approach regarding illegal trade of natural resources.

As part of our policy, SolarEdge is committed to respect human rights and the environment in accordance with accepted international conventions and practices, and we strive to ensure that all materials used in our products come from socially and environmentally responsible sources.

We communicate our policy to our suppliers and it is available at: http://media.corporate-ir.net/media_files/IROL/25/253935/SolarEdge_CM%20Policy_comments_%20v7%20clean.pdf (the “Conflict Mineral Policy”). In addition, in support of our compliance efforts, we have established a steering committee for enforcement of this Conflict Mineral Policy. The steering committee team consists of senior staff under SolarEdge’s legal department, supply chain management group and core technologies. The team members have been made aware of the Conflict Minerals Rule, the OECD Guidance, SolarEdge’s Conflict Minerals Policy and governance charter and have established SolarEdge’s procedures for reviewing and validating supplier responses to its inquiries.

The SolarEdge Conflict Minerals policy includes a grievance mechanism whereby employees and suppliers can report suspected violations of the policy.

SolarEdge also utilizes an outside consultant to advise it on certain aspects of its compliance, as well as a third-party software provider to enhanced supplier data collection process and help minimize responsible sourcing risks.

The following steps have also been adopted:
1.         Implementing a system of controls and transparency over the mineral supply chain through the use of the CFSI reporting template.
2.          Maintaining records relating to our Conflict Minerals program for 5 years.
3.          Implementing standard contract language requiring suppliers to agree to timely respond to answer, and conduct an appropriate due diligence inquiry following, any request by SolarEdge for information on any goods delivered containing Conflict Minerals, as defined under the Rule.

Step 2. Identify and Assess Risks in the Supply Chain

To assist us with our supply chain due diligence, we engaged a third-party consultant for conducing outreach to our Suppliers and archiving responses from Suppliers. We conducted a supply chain survey requesting direct suppliers to identify smelters and refiners and country of origin, through use of the Template.

We, in conjunction with our third-party consultant, reviewed our entire known component and outsourced manufacturing supply chain for the calendar year 2015, which consisted of approximately 290 suppliers. Our outreach included 266 Suppliers that provided components, parts or products that were determined by SolarEdge to contain or potentially contain necessary Conflict Minerals and that were incorporated into products manufactured by us. The responses were reviewed against criteria developed internally and, where necessary, we reached out for further engagement and to receive additional information from our suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to receive revised responses.

We compared the CFSI validated smelter list against those smelters identified by our suppliers and, as described in our Conflict Minerals Policy, SolarEdge does not purchase Conflict Minerals directly from mines, smelters or refiners. Tracing minerals to their sources is a challenge that requires us to rely on our suppliers in our efforts to achieve supply chain transparency, including for obtaining information regarding the origin of the Conflict Minerals.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We work with a significant number of suppliers and they are diverse in terms of size. Based on our research from publicly available data, sixty-two of our suppliers, which represent 23.3% (62 out of 266 suppliers) are also SEC registrants and subject to the Rule. After SolarEdge receives CMRT responses from Suppliers, it reviews the responses. SolarEdge follows up with Suppliers whose CMRT appears to be incomplete or contain errors or inaccuracies, requesting that the Supplier submit a revised response.  For illustration purposes, following some of SolarEdge steps: 1) verifying smelters according to CFSI smelters list; 2) validating questions in the CMRT file and insuring that there is logical in line with the answers, and 3) verifying and cross checking between the smelter location and the CFSI smelter approved list. Any smelter’s location in the DRC which is not CFSI approved is flagged for further review.

If a completed CMRT indicates a smelter or refiner, SolarEdge reviews this information against the Standard Smelter Names tab of the CMRT and the lists of “compliant” and “active” smelters and refiners published by the CFSI. If an indicated smelter or refiner is not listed on the Standard Smelter Names tab or the Commerce Department List or listed as compliant by the CFSI, SolarEdge requests the assistance of the supplier or contacts the listed entity to attempt to determine whether that entity is actually a smelter or refiner, the mine or location of origin of the Conflict Minerals processed by the smelter or refiner and whether it is known to obtain Conflict Minerals from sources that directly or indirectly finance or benefit armed groups in any of the Covered Countries.

SolarEdge reports back to senior management, summarizing our risk mitigation efforts.

Step 4. Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

SolarEdge does not have a direct relationship with 3TG smelters and refiners. As a result, SolarEdge does not perform direct audits of these entities within its supply chain, but rather relies on due diligence performed by organizations such as the CFSI.

Step 5.  Report Annually on Supply Chain Due Diligence

SolarEdge files a Form SD and, to the extent required, a Conflict Minerals Report, with the Securities and Exchange Commission and makes these filings publicly available on the Company’s corporate website at http://investors.solaredge.com/phoenix.zhtml?c=253935&p=irol-govHighlights.

Results of Assessment

Based on the information obtained through the due diligence process described above, we do not have sufficient information to determine the products containing Conflict Minerals and/or the country of origin of the Conflict Minerals in those products and/or the facilities used to process Conflict Minerals in those products.

Tracing minerals back to the mine of origin is a complex aspect of responsible sourcing in our supply chain. By adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring that our Suppliers conform with standards that meet the OECD guidelines and report to us using the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or location of origin of the 3TG in our supply chain and responses to such inquiries represent the most reasonable source information available. Through this industry joint effort, we have made reasonable efforts to make a reasonable determination of the mines or locations of origin of the 3TG in our supply chain. We were unable, however, to ascertain the specific country of origin and/or chain of custody of all necessary Conflict Minerals processed by the facilities that contributed to our Covered Products.

SolarEdge approached 266 suppliers.  Out of these:

-   Number of suppliers who replied (response rate): 129 (48%). Out of these:
-   Number of suppliers who provided data at a company level: 94 (72%)
-   Number of suppliers who provided data at a product level: 36 (28%)
-   Number of suppliers which were classified as “Free no 3TG”: 23 (17%)
-   Number of suppliers which were classified as "DRC conflict free" (from DRC, all SORs are certified): 8 (6%)
-   Number of suppliers which were classified as DRC, due diligence not yet completed: 39 (30%)
-   Number of suppliers which were classified as Not from DRC due diligence not yet completed: 16 (12.5%)
                -   Number of suppliers which were classified as "Not from DRC not all smelters are certified": 33 (25.5%)

Smelter and Refiner list attached as Annex A as well as in the Country of Origin Information attached as Annex B.

Smelters and refiners verified as conflict free or in the audit process (230):

	Comply & Active	Total
Tin	59 (27%)	216
Tantalum	46 (70%)	66
Tungstan	30 (55%)	55
Gold	95 (53%)	179
Total	230	516

Status of identified smelters and refiners:

Comply - Verified Conflict Free	215 (42%)
Active - Participating in an audit process	15 (3%)
Listed but not active	103 (20%)
Outreach required	183 (35%)
Total	516

Improvement to Mitigate Risks

As we further develop our due diligence program, we intend to enhance supplier communication and escalation processes to improve due diligence data accuracy and completion and continue to influence additional smelters to be designated as “conflict-free”, where possible. To the extent we are not able to determine in the future that we are sourcing from non-conflict free smelters we plan to move toward using Conflict Free smelters within a reasonable time frame. We also intend to request of any of our suppliers that we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries, that they establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

We understand that supply chain Due Diligence is a dynamic process and requires on-going risk monitoring. Therefore, after implementing our risk mitigation strategy, SolarEdge intends to go back to Step 2 of the OECD guidelines to ensure effective management of risks.

Cautionary Note on Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, SolarEdge’s intentions and expectations and future results regarding further supplier engagement and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on SolarEdge’s ability to verify the accuracy or completeness of any information received from Suppliers or others.

Annex A

Smelter and Refiner list

Smelter Identification	Smelter Name	Metal	Status
CID000019	Aida Chemical Industries Co., Ltd.	Gold	Comply
CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	Comply
CID000058	AngloGold Ashanti Córrego do Sítio Mineração	Gold	Comply
CID000077	Argor-Heraeus SA	Gold	Comply
CID000082	Asahi Pretec Corporation	Gold	Comply
CID000090	Asaka Riken Co., Ltd.	Gold	Comply
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	Comply
CID000113	Aurubis AG	Gold	Comply
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Comply
CID000157	Boliden AB	Gold	Comply
CID000176	C. Hafner GmbH + Co. KG	Gold	Comply
CID000185	CCR Refinery - Glencore Canada Corporation	Gold	Comply
CID000233	Chimet S.p.A.	Gold	Comply
CID000362	DODUCO GmbH	Gold	Comply
CID000401	Dowa	Gold	Comply
CID000425	Eco-System Recycling Co., Ltd.	Gold	Comply
CID000493	OJSC Novosibirsk Refinery	Gold	Comply
CID000694	Heimerle + Meule GmbH	Gold	Comply
CID000707	Heraeus Ltd. Hong Kong	Gold	Comply
CID000711	Heraeus Precious Metals GmbH & Co. KG	Gold	Comply
CID000807	Ishifuku Metal Industry Co., Ltd.	Gold	Comply
CID000814	Istanbul Gold Refinery	Gold	Comply
CID000823	Japan Mint	Gold	Comply
CID000855	Jiangxi Copper Company Limited	Gold	Comply
CID000920	Asahi Refining USA Inc.	Gold	Comply
CID000924	Asahi Refining Canada Limited	Gold	Comply
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	Comply
CID000929	JSC Uralelectromed	Gold	Comply
CID000937	JX Nippon Mining & Metals Co., Ltd.	Gold	Comply
CID000957	Kazzinc	Gold	Comply
CID000969	Kennecott Utah Copper LLC	Gold	Comply
CID000981	Kojima Chemicals Co., Ltd.	Gold	Comply
CID001032	L' azurde Company For Jewelry	Gold	Comply
CID001078	LS-NIKKO Copper Inc.	Gold	Comply
CID001113	Materion	Gold	Comply
CID001119	Matsuda Sangyo Co., Ltd.	Gold	Comply
CID001149	Metalor Technologies (Hong Kong) Ltd.	Gold	Comply
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Gold	Comply
CID001153	Metalor Technologies SA	Gold	Comply
CID001157	Metalor USA Refining Corporation	Gold	Comply
CID001161	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Gold	Comply
CID001188	Mitsubishi Materials Corporation	Gold	Comply
CID001193	Mitsui Mining and Smelting Co., Ltd.	Gold	Comply
CID001204	Moscow Special Alloys Processing Plant	Gold	Comply

Smelter Identification	Smelter Name	Metal	Status
CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	Comply
CID001259	Nihon Material Co., Ltd.	Gold	Comply
CID001322	Elemetal Refining, LLC	Gold	Comply
CID001325	Ohura Precious Metal Industry Co., Ltd.	Gold	Comply
CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	Comply
CID001352	PAMP SA	Gold	Comply
CID001386	Prioksky Plant of Non-Ferrous Metals	Gold	Comply
CID001397	PT Aneka Tambang (Persero) Tbk	Gold	Comply
CID001498	PX Précinox SA	Gold	Comply
CID001512	Rand Refinery (Pty) Ltd.	Gold	Comply
CID001534	Royal Canadian Mint	Gold	Comply
CID001573	Schone Edelmetaal B.V.	Gold	Comply
CID001585	SEMPSA Joyería Platería SA	Gold	Comply
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	Comply
CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Gold	Comply
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	Comply
CID001761	Solar Applied Materials Technology Corp.	Gold	Comply
CID001798	Sumitomo Metal Mining Co., Ltd.	Gold	Comply
CID001875	Tanaka Kikinzoku Kogyo K.K.	Gold	Comply
CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	Gold	Comply
CID001938	Tokuriki Honten Co., Ltd.	Gold	Comply
CID001977	Umicore Brasil Ltda.	Gold	Comply
CID001980	Umicore SA Business Unit Precious Metals Refining	Gold	Comply
CID001993	United Precious Metal Refining, Inc.	Gold	Comply
CID002003	Valcambi SA	Gold	Comply
CID002030	Western Australian Mint trading as The Perth Mint	Gold	Comply
CID002100	Yamamoto Precious Metal Co., Ltd.	Gold	Comply
CID002129	Yokohama Metal Co., Ltd.	Gold	Comply
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	Comply
CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	Gold	Comply
CID002314	Umicore Precious Metals Thailand	Gold	Comply
CID002509	MMTC-PAMP India Pvt., Ltd.	Gold	Comply
CID002510	Republic Metals Corporation	Gold	Comply
CID002516	Singway Technology Co., Ltd.	Gold	Comply
CID002580	T.C.A S.p.A	Gold	Comply
CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	Comply
CID000211	Changsha South Tantalum Niobium Co., Ltd.	Tantalum	Comply
CID000291	Conghua Tantalum and Niobium Smeltry	Tantalum	Comply
CID000410	Duoluoshan	Tantalum	Comply
CID000456	Exotech Inc.	Tantalum	Comply

Smelter Identification	Smelter Name	Metal	Status
CID000460	F&X Electro-Materials Ltd.	Tantalum	Comply
CID000616	Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	Comply
CID000731	Hi-Temp Specialty Metals, Inc.	Tantalum	Comply
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	Comply
CID000917	Jiujiang Tanbre Co., Ltd.	Tantalum	Comply
CID000973	King-Tan Tantalum Industry Ltd.	Tantalum	Comply
CID001076	LSM Brasil S.A.	Tantalum	Comply
CID001163	Metallurgical Products India Pvt., Ltd.	Tantalum	Comply
CID001175	Mineração Taboca S.A.	Tantalum	Comply
CID001192	Mitsui Mining & Smelting	Tantalum	Comply
CID001200	Molycorp Silmet A.S.	Tantalum	Comply
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	Comply
CID001508	QuantumClean	Tantalum	Comply
CID001522	RFH Tantalum Smeltry Co., Ltd.	Tantalum	Comply
CID001769	Solikamsk Magnesium Works OAO	Tantalum	Comply
CID001869	Taki Chemicals	Tantalum	Comply
CID001891	Telex Metals	Tantalum	Comply
CID001969	Ulba Metallurgical Plant JSC	Tantalum	Comply
CID002232	Zhuzhou Cemented Carbide	Tantalum	Comply
CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	Comply
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	Comply
CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Tantalum	Comply
CID002504	D Block Metals, LLC	Tantalum	Comply
CID002505	FIR Metals & Resource Ltd.	Tantalum	Comply
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	Comply
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	Comply
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	Comply
CID002539	KEMET Blue Metals	Tantalum	Comply
CID002540	Plansee SE Liezen	Tantalum	Comply
CID002544	H.C. Starck Co., Ltd.	Tantalum	Comply
CID002545	H.C. Starck GmbH Goslar	Tantalum	Comply
CID002546	H.C. Starck GmbH Laufenburg	Tantalum	Comply
CID002547	H.C. Starck Hermsdorf GmbH	Tantalum	Comply
CID002548	H.C. Starck Inc.	Tantalum	Comply
CID002549	H.C. Starck Ltd.	Tantalum	Comply
CID002550	H.C. Starck Smelting GmbH & Co.KG	Tantalum	Comply
CID002556	Plansee SE Reutte	Tantalum	Comply
CID002557	Global Advanced Metals Boyertown	Tantalum	Comply
CID002558	Global Advanced Metals Aizu	Tantalum	Comply
CID002568	KEMET Blue Powder	Tantalum	Comply

Smelter Identification	Smelter Name	Metal	Status
CID002571	Tranzact, Inc.	Tantalum	Comply
CID002707	Resind Indústria e Comércio Ltda.	Tantalum	Comply
CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	Tin	Comply
CID000292	Alpha	Tin	Comply
CID000295	Cooperativa Metalurgica de Rondônia Ltda.	Tin	Comply
CID000306	CV Gita Pesona	Tin	Comply
CID000307	PT Justindo	Tin	Comply
CID000309	PT Aries Kencana Sejahtera	Tin	Comply
CID000313	CV Serumpun Sebalai	Tin	Comply
CID000315	CV United Smelting	Tin	Comply
CID000402	Dowa	Tin	Comply
CID000438	EM Vinto	Tin	Comply
CID000468	Fenix Metals	Tin	Comply
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	Comply
CID001070	China Tin Group Co., Ltd.	Tin	Comply
CID001105	Malaysia Smelting Corporation (MSC)	Tin	Comply
CID001142	Metallic Resources, Inc.	Tin	Comply
CID001173	Mineração Taboca S.A.	Tin	Comply
CID001182	Minsur	Tin	Comply
CID001191	Mitsubishi Materials Corporation	Tin	Comply
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Tin	Comply
CID001337	Operaciones Metalurgical S.A.	Tin	Comply
CID001399	PT Artha Cipta Langgeng	Tin	Comply
CID001402	PT Babel Inti Perkasa	Tin	Comply
CID001419	PT Bangka Tin Industry	Tin	Comply
CID001421	PT Belitung Industri Sejahtera	Tin	Comply
CID001424	PT BilliTin Makmur Lestari	Tin	Comply
CID001428	PT Bukit Timah	Tin	Comply
CID001434	PT DS Jaya Abadi	Tin	Comply
CID001438	PT Eunindo Usaha Mandiri	Tin	Comply
CID001453	PT Mitra Stania Prima	Tin	Comply
CID001457	PT Panca Mega Persada	Tin	Comply
CID001458	PT Prima Timah Utama	Tin	Comply
CID001460	PT Refined Bangka Tin	Tin	Comply
CID001463	PT Sariwiguna Binasentosa	Tin	Comply
CID001468	PT Stanindo Inti Perkasa	Tin	Comply
CID001471	PT Sumber Jaya Indah	Tin	Comply
CID001477	PT Timah (Persero) Tbk Kundur	Tin	Comply
CID001482	PT Timah (Persero) Tbk Mentok	Tin	Comply
CID001490	PT Tinindo Inter Nusa	Tin	Comply

Smelter Identification	Smelter Name	Metal	Status
CID001493	PT Tommy Utama	Tin	Comply
CID001539	Rui Da Hung	Tin	Comply
CID001758	Soft Metais Ltda.	Tin	Comply
CID001898	Thaisarco	Tin	Comply
CID002015	VQB Mineral and Trading Group JSC	Tin	Comply
CID002036	White Solder Metalurgia e Mineração Ltda.	Tin	Comply
CID002180	Yunnan Tin Group (Holding) Company Limited	Tin	Comply
CID002455	CV Venus Inti Perkasa	Tin	Comply
CID002468	Magnu's Minerais Metais e Ligas Ltda.	Tin	Comply
CID002479	PT Wahana Perkit Jaya	Tin	Comply
CID002500	Melt Metais e Ligas S/A	Tin	Comply
CID002503	PT ATD Makmur Mandiri Jaya	Tin	Comply
CID002517	O.M. Manufacturing Philippines, Inc.	Tin	Comply
CID002530	PT Inti Stania Prima	Tin	Comply
CID002570	CV Ayi Jaya	Tin	Comply
CID002696	PT Cipta Persada Mulia	Tin	Comply
CID002706	Resind Indústria e Comércio Ltda.	Tin	Comply
CID002773	Metallo-Chimique N.V.	Tin	Comply
CID002774	Elmet S.L.U. (Metallo Group)	Tin	Comply
CID002776	PT Bangka Prima Tin	Tin	Comply
CID002816	PT Sukses Inti Makmur	Tin	Comply
CID000004	A.L.M.T. TUNGSTEN Corp.	Tungsten	Comply
CID000105	Kennametal Huntsville	Tungsten	Comply
CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	Comply
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	Comply
CID000499	Fujian Jinxin Tungsten Co., Ltd.	Tungsten	Comply
CID000568	Global Tungsten & Powders Corp.	Tungsten	Comply
CID000766	Hunan Chenzhou Mining Co., Ltd.	Tungsten	Comply
CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	Comply
CID000825	Japan New Metals Co., Ltd.	Tungsten	Comply
CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	Comply
CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	Comply
CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	Comply
CID002044	Wolfram Bergbau und Hütten AG	Tungsten	Comply
CID002082	Xiamen Tungsten Co., Ltd.	Tungsten	Comply
CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	Comply
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	Comply
CID002319	Malipo Haiyu Tungsten Co., Ltd.	Tungsten	Comply
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	Comply
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	Comply

Smelter Identification	Smelter Name	Metal	Status
CID002494	Ganzhou Grand Sea W & Mo Group Co Ltd	Tungsten	Comply
CID002502	Asia Tungsten Products Vietnam Ltd.	Tungsten	Comply
CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	Comply
CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	Comply
CID002536	Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	Comply
CID002541	H.C. Starck GmbH	Tungsten	Comply
CID002542	H.C. Starck Smelting GmbH & Co.KG	Tungsten	Comply
CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	Comply
CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten	Comply
CID002589	Niagara Refining LLC	Tungsten	Comply
CID002649	Hydrometallurg, JSC	Tungsten	Comply
CID000015	Advanced Chemical Company	Gold	Active
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Active
CID000189	Cendres + Métaux SA	Gold	Active
CID000328	Daejin Indus Co., Ltd.	Gold	Active
CID000359	DSC (Do Sung Corporation)	Gold	Active
CID001147	Metalor Technologies (Suzhou) Ltd.	Gold	Active
CID001236	Navoi Mining and Metallurgical Combinat	Gold	Active
CID001555	Samduck Precious Metals	Gold	Active
CID001955	Torecom	Gold	Active
CID002355	Faggi Enrico S.p.A.	Gold	Active
CID002459	Geib Refining Corporation	Gold	Active
CID002511	KGHM Polska Miedź Spółka Akcyjna	Gold	Active
CID002605	Korea Zinc Co. Ltd.	Gold	Active
CID002777	SAXONIA Edelmetalle GmbH	Gold	Active
CID002778	WIELAND Edelmetalle GmbH	Gold	Active
CID000028	Aktyubinsk Copper Company TOO	Gold	Listed but not active
CID000141	Bauer Walser AG	Gold	Listed but not active
CID000180	Caridad	Gold	Listed but not active
CID000197	Yunnan Copper Industry Co., Ltd.	Gold	Listed but not active
CID000236	China Golddeal	Gold	Listed but not active
CID000242	China National Gold Group Corporation	Gold	Listed but not active
CID000264	Chugai Mining	Gold	Listed but not active
CID000282	Colt refining	Gold	Listed but not active
CID000284	Codelco	Gold	Listed but not active

Smelter Identification	Smelter Name	Metal	Status
CID000288	Colt Refining	Gold	Listed but not active
CID000333	DaeryongENC	Gold	Listed but not active
CID000343	Daye Non-Ferrous Metals Mining Ltd.	Gold	Listed but not active
CID000465	Feinhütte Halsbrücke GmbH	Gold	Listed but not active
CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.	Gold	Listed but not active
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	Listed but not active
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	Listed but not active
CID000767	Hunan Chenzhou Mining Co., Ltd.	Gold	Listed but not active
CID000778	Hwasung CJ Co., Ltd.	Gold	Listed but not active
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Gold	Listed but not active
CID000956	Kazakhmys Smelting LLC	Gold	Listed but not active
CID000988	Korea Metal Co., Ltd.	Gold	Listed but not active
CID001029	Kyrgyzaltyn JSC	Gold	Listed but not active
CID001056	Lingbao Gold Company Limited	Gold	Listed but not active
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	Listed but not active
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	Listed but not active
CID001328	OJSC Kolyma Refinery	Gold	Listed but not active
CID001362	Penglai Penggang Gold Industry Co., Ltd.	Gold	Listed but not active
CID001546	Sabin Metal Corp.	Gold	Listed but not active
CID001562	SAMWON Metals Corp.	Gold	Listed but not active
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	Listed but not active
CID001754	So Accurate Group, Inc.	Gold	Listed but not active
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	Listed but not active
CID001947	Tongling Nonferrous Metals Group Co., Ltd.	Gold	Listed but not active

Smelter Identification	Smelter Name	Metal	Status
CID002282	Morris and Watson	Gold	Listed but not active
CID002312	Guangdong Jinding Gold Limited	Gold	Listed but not active
CID002515	Fidelity Printers and Refiners Ltd.	Gold	Listed but not active
CID002559	Yantai Zhaojinlufu	Gold	Listed but not active
CID002560	Al Etihad Gold Refinery DMCC	Gold	Listed but not active
CID002821	Metahub Industries Sdn. Bhd.	Gold	Listed but not active
CID001634	Shanghai Jiangxi Metals Co. Ltd	Tantalum	Listed but not active
CID001879	Tantalite Resources	Tantalum	Listed but not active
CID000169	Brinkmann Chemie AG	Tin	Listed but not active
CID000196	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Tin	Listed but not active
CID000278	CNMC (Guangxi) PGMA Co., Ltd.	Tin	Listed but not active
CID000304	CV Duta Putra Bangka	Tin	Listed but not active
CID000308	CV Makmur Jaya	Tin	Listed but not active
CID000448	Estanho de Rondônia S.A.	Tin	Listed but not active
CID000466	Feinhütte Halsbrücke GmbH	Tin	Listed but not active
CID000553	Gejiu YunXin Colored Electrolysis Ltd	Tin	Listed but not active
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	Listed but not active
CID000572	Gold Bell Group	Tin	Listed but not active
CID000760	Huichang Jinshunda Tin Co., Ltd.	Tin	Listed but not active
CID000864	Jiangxi Nanshan	Tin	Listed but not active
CID000942	Gejiu Kai Meng Industry and Trade LLC	Tin	Listed but not active
CID001063	Linwu Xianggui Ore Smelting Co., Ltd.	Tin	Listed but not active
CID001136	Metahub Industries Sdn. Bhd.	Tin	Listed but not active
CID001143	Metallo Chimique	Tin	Listed but not active

Smelter Identification	Smelter Name	Metal	Status
CID001179	Tin Co. Ltd, Minmetals Ganzhou	Tin	Listed but not active
CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	Tin	Listed but not active
CID001305	Novosibirsk Processing Plant Ltd.	Tin	Listed but not active
CID001343	Operaciones Metalugicas SA.	Tin	Listed but not active
CID001393	PT Alam Lestari Kencana	Tin	Listed but not active
CID001406	PT Babel Surya Alam Lestari	Tin	Listed but not active
CID001409	PT Bangka Kudai Tin	Tin	Listed but not active
CID001412	PT Bangka Putra Karya	Tin	Listed but not active
CID001416	PT Bangka Timah Utama Sejahtera	Tin	Listed but not active
CID001442	PT Fang Di MulTindo	Tin	Listed but not active
CID001445	PT HP Metals Indonesia	Tin	Listed but not active
CID001448	PT Karimun Mining	Tin	Listed but not active
CID001449	PT Koba Tin	Tin	Listed but not active
CID001466	PT Seirama Tin Investment	Tin	Listed but not active
CID001476	PT Supra Sukses Trinusa	Tin	Listed but not active
CID001486	PT Pelat Timah Nusantara Tbk	Tin	Listed but not active
CID001494	PT Yinchendo Mining Industry	Tin	Listed but not active
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	Listed but not active
CID002042	Westmetall GmbH & Co.KG	Tin	Listed but not active
CID002121	Yifeng Tin Industry (Chenzhou) Co Ltd	Tin	Listed but not active
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	Listed but not active
CID002287	PT HANJAYA PERKASA METALS	Tin	Listed but not active
CID002476	PT Singkep Times Utama	Tin	listed but not Active
CID002478	PT Tirus Putra Mandiri	Tin	Listed but not active

Smelter Identification	Smelter Name	Metal	Status
CID002507	Phoenix Metal Ltd.	Tin	Listed but not active
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	Listed but not active
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	Listed but not active
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	Listed but not active
CID002592	CV Dua Sekawan	Tin	Listed but not active
CID002703	An Vinh Joint Stock Mineral Processing Company	Tin	Listed but not active
CID002825	An Thai Minerals Company Limited	Tin	Listed but not active
CID000345	Dayu Weiliang Tungsten Co., Ltd.	Tungsten	Listed but not active
CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten	Listed but not active
CID000966	Kennametal Fallon	Tungsten	Listed but not active
CID002047	Wolfram Company CJSC	Tungsten	Listed but not active
CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	Listed but not active
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	Listed but not active
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	Listed but not active
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	Listed but not active
CID002493	Jiangxi Richsea New Materials Co., Ltd.	Tungsten	Listed but not active
CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten	Listed but not active
CID002531	Ganxian Shirui New Material Co., Ltd.	Tungsten	Listed but not active
CID002532	Pobedit, JSC	Tungsten	Listed but not active
CID002538	Sanher Tungsten Vietnam Co., Ltd.	Tungsten	Listed but not active
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	Listed but not active
CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	Listed but not active
0	Alpha Metals Korea	Gold	Outreach required
0	Atotech	Gold	Outreach required

Smelter Identification	Smelter Name	Metal	Status
0	AURA-II	Gold	Outreach required
0	BALORE REFINERSGA	Gold	Outreach required
0	Bangalore Refinary	Gold	Outreach required
0	BANGALORE REFINERY P	Gold	Outreach required
0	Bangalore Refinery Pvt Ltd	Gold	Outreach required
0	China Golddeal	Gold	Outreach required
0	China National Gold Group Corp.	Gold	Outreach required
0	Codelco	Gold	Outreach required
0	Colt Refining	Gold	Outreach required
0	DaeryongENC	Gold	Outreach required
0	electro metals	Gold	Outreach required
0	ENTHONE OMI	Gold	Outreach required
0	ERCEI	Gold	Outreach required
0	Feinhütte Halsbrücke GmbH	Gold	Outreach required
0	Hawkins Inc	Gold	Outreach required
0	Heesung Catalysts	Gold	Outreach required
0	Heimerdinger	Gold	Outreach required
0	HON HAI PRECISION IN	Gold	Outreach required
0	Hutti Gold Mines Co.	Gold	Outreach required
0	inovan gmbh	Gold	Outreach required
0	K.A Rasmussen as	Gold	Outreach required
0	Mead Metals	Gold	Outreach required
0	Metalor Technologies	Gold	Outreach required
0	MPF	Gold	Outreach required
0	Remondis Argentia B.V.	Gold	Outreach required

Annex B

Mineral	Countries of origin
Tin	Philippines, Poland, Brazil, China, Indonesia, Bangka Island
Tantalum	Australia, Bolivia, Brazil, Ethiopia, India, Mozambique, Namibia, Rwanda, Sierra Leone, Zimbabwe, Russia
Tungsten	China
Gold	Australia, Belgium, Canada, , Chile, Brazil, China, Germany, Hong Kong, Japan, South Africa, Switzerland, U.S.A.